INTERCORE ENERGY, INC.

(F/K/A HEARTLAND BRIDGE CAPITAL, INC.)

PROMISSORY NOTE

Principal Amount: $600,000 May 21, 2012

FOR VALUE RECEIVED, InterCore Energy, Inc., a Delaware corporation, its assigns and successors (the “Company”), hereby promises to pay to the order of Epec Biofuels Holdings, Inc., a Florida corporation, (the “Holder”), in immediately available funds, the total principal sum of Six Hundred Thousand Dollars ($600,000). The principal hereof shall be due and payable on or before 5:00 p.m., Eastern Daylight Time, on July 31, 2012 (the “Maturity Date”) (unless such payment date is accelerated as provided in Section 5 hereof). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 8 hereof. There shall be no interest rate attached to this Note.

1.             HISTORY OF THE LOAN. This Note is being delivered to Holder as consideration under that certain Common Stock Purchase Agreement by and between the Company and Holder, dated of even date hereof (the “Stock Purchase Agreement”).

2.            PAYMENT SCHEDULE. The principal due under this Note will be due and payable by the Company to the Holder on the following schedule: $150,000 due on or before each of June 15, 2012, June 30, 2012, July 15, 2012, and July 31, 2012 (each an “Installment Payment”).

3.            PREPAYMENT. The Company may at any time prepay all or any part of the principal balance of this Note, at a prepayment price equal to One Hundred Percent (100%) of the then-outstanding principal.

4.            TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by either Party without the express written consent of the other Party. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Note will survive and become an obligation of the party that acquires such controlling interest or assets. In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling interest or assets aware of the terms of this Section and this Note and of its obligations hereunder.

5.            DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

(a)          The non-payment, when due, of any principal or Installment Payment pursuant to terms of this Note;

(b)          The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 5(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

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(c)          The breach of any covenant or undertaking, not otherwise provided for in this Section 5;

(d)          The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e)          The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Holder may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder shall immediately become due and payable without any such notice.

Upon the occurrence of any Default or Event of Default, the Company agrees to pay, all reasonable costs of collection, including reasonable attorneys' fees and costs.

The Company hereby waives presentment for payment, notice of non-payment, demands of any kind, protest and notice of protest, notice of dishonor, and diligence in the collection of this Note and in filing suit hereon and in filing suit to enforce any security or collateral given for the payment hereof. The Company hereby waives any right of offset and any defenses in any action for collection hereon, except for the defense of payment. The Holder or any other holder hereof shall not be liable for failure to collect or lack of diligence in bringing suit on this Note or any renewal or extension hereof or upon or with respect to any security given for the payment hereof or for failure to diligently bring suit to enforce any security instrument or lien given as security for the payment hereof or for failure to make demand or presentment for payment or to protest or give notice of protest, dishonor, or nonpayment or any other notice, or generally for any act of omission or commission.

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6.          NOTICES. All notices required or permitted hereunder shall be given as set forth in the Stock Purchase Agreement.

7.          GOVERNING LAW; VENUE. This Note is executed pursuant to and shall be interpreted and governed for all purposes under the laws of the State of Texas. Any cause of action brought to enforce any provision of this Note shall be brought in the appropriate court in Fort Bend County, Texas. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Note, which shall otherwise remain in full force and effect. This Note shall supersede any previous agreements, written or oral, expressed or implied, between the parties relating to the subject matter hereof.

8.          CONFORMITY WITH LAW. It is the intention of the Company and Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

9.          MODIFICATION; WAIVER. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and Holder. If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note or the validity or enforceability of this Note in any other jurisdiction. This Note supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it as date written above.

“Company”		“Holder”

InterCore Energy, Inc.,		Epec Biofuels Holdings, Inc.,
a Delaware corporation		a Florida corporation

By:	James F. Groelinger	By:	Steven Vanechanos

Its:	Chief Executive Officer	Its:	Executive Chairman

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